SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2003


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)            (Commission File Number)  (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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


ITEM 5. OTHER EVENTS

         On December 16, 2003, the Registrant issued the following press releases.

News from [OBJECT OMITTED]
FOR IMMEDIATE RELEASE
                               Contacts: Kris Matula, Executive Vice President
                                                   and Chief Financial Officer
                                                                  901-320-8588
                                                               Gordon Mitchell
                                                    Investor Relations Manager
                                                                  901-320-8256
                                                     Website:  www.bkitech.com

BUCKEYE EXPECTS TO REPORT EARNINGS LOSS
FOR THE OCTOBER-DECEMBER QUARTER


MEMPHIS, TN December 16, 2003 - Buckeye Technologies Inc. (NYSE:BKI) today announced that it expects to incur a loss of 27-30 cents per share for the quarter ending December 31, 2003.

The Company anticipates the October-December quarter will be negatively impacted 16-19 cents per share by the following factors:

- Lenzing Fibers, a specialty cellulose customer which owes Buckeye $3.7 million, has recently filed for Chapter 11 reorganization bankruptcy. The Company is uncertain of the amount it will be able to recover and is establishing a reserve that will negatively impact earnings by six cents per share.

- During the quarter, the Company incurred high manufacturing costs and reduced production at both its Foley, Florida wood pulp mill and its Memphis, Tennessee cotton cellulose facility. The poor operations traced to maintenance work accomplished in early October at each location. The Foley plant had difficulty reestablishing stable operations following the maintenance shutdown, and the Memphis plant was impacted by the startup of new equipment and processes associated with the production of paper grade products previously produced at the recently closed Lumberton cotton cellulose plant. Although both plants have now returned to normal operations, the reliability issues will reduce October-December earnings by approximately four to five cents per share.

- A one-time retroactive payment as a part of the Foley labor agreement signed in October will reduce earnings by two cents per share.

- Seasonally weak nonwovens sales will reduce earnings by two to three cents per share.

- The impact of the strong Canadian dollar and Euro on the results at our Canadian and Glueckstadt, Germany facilities are expected to reduce earnings by two to three cents per share.

In addition to the operating items listed above, the Company expects to incur previously reported refinancing and restructuring charges which will further reduce earnings by about 11 cents per share.

Sales for the quarter ending December 31, 2003 are expected to be at or above the levels achieved in both the year ago quarter and the immediately preceding quarter ended September 30, 2003.

Buckeye Chairman David B. Ferraro commented, "Although the high costs we have recently experienced are very disappointing, they are related to special situations and one-time events in the current quarter. The combination of sales increases and cost reductions now being implemented gives us confidence we will be profitable in the January-March quarter."

Buckeye, which plans to announce its earnings for the quarter on January 21, 2004, has scheduled a conference call at 10:30 a.m. EST, Wednesday, December 17, 2003 to further discuss these issues. All interested parties are invited to join the call by dialing 800-888-5452 (U.S.) or 719-867-0660 (International).

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

                                CONFERENCE CALL
                                       for
                            BUCKEYE TECHNOLOGIES INC.


Expects to Report Earnings Loss for the October-December Quarter

We have scheduled a conference call for

                          Wednesday, December 17, 2003
                                9:30 a.m. Central

Management participating on the call will include

                    David B. Ferraro, Chief Executive Officer
              John B. Crowe, President and Chief Operating Officer Kristopher J. Matula, Exec. Vice President and Chief Financial Officer
                 Gordon B. Mitchell, Investor Relations Manager

All interested parties are invited to listen to the audio conference call live or tape delayed via the website WWW.STREETEVENTS.COM or via the Company's website homepage at WWW.BKITECH.COM. The replay will be archived on these websites through January 16, 2004.

In addition, persons interested in listening by telephone may dial in at (800) 888-5452 within the United States. International callers should dial (719) 867-0660. Participants should call no later than 9:20 a.m. CT.

To listen to the telephone replay of the conference call, dial (888) 203-1112 or
(719) 457-0820. The passcode is 675300. The telephone replay will be available until midnight December 23, 2003.

A press release will be issued via Business Wire after the market closes on December 16. If you do not receive a copy of this release, please contact Gordon Mitchell at (901) 320-8256.

We look forward to your participation.






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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                            BUCKEYE TECHNOLOGIES INC.


                            /s/ Kristopher J. Matula
                            --------------------------------------
                            Kristopher J. Matula
                            Executive Vice President and Chief Financial Officer December 16, 2003